UJB FINANCIAL CORP.                                                                                   Exhibit (28)A
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

                                                                              June 30,   December 31,   June 30,
                                                                                1994         1993         1993
Assets                                                                      ------------ ------------ ------------
Cash and cash equivalents:
    Cash and due from banks                                                $    872,883 $    720,404 $    656,098
    Federal funds sold and securities purchased under agreements to resell       22,125       99,500          300
                                                                            ------------ ------------ ------------
        Total cash and cash equivalents                                         895,008      819,904      656,398
Interest bearing deposits with banks                                             15,971       19,962       20,155
Trading account securities                                                       27,455       29,735       26,882
Investment securities available for sale                                        192,597    1,162,088      789,153
Investment securities:
    U.S. Government and Federal agencies                                      1,833,365    1,267,613    2,104,148
    States and political subdivisions                                           334,443      308,004      341,615
    Other securities                                                          1,848,227      881,096      531,810
                                                                            ------------ ------------ ------------
        Total investment securities                                           4,016,035    2,456,713    2,977,573
Loans (net of unearned discount):
    Commercial                                                                4,461,023    4,235,631    4,319,319
    Mortgage                                                                  2,364,482    2,377,440    2,358,195
    Instalment                                                                2,133,961    1,994,023    2,022,946
                                                                            ------------ ------------ ------------
        Total loans                                                           8,959,466    8,607,094    8,700,460
    Less: Allowance for loan losses                                             236,689      242,104      248,727
                                                                            ------------ ------------ ------------
        Net loans                                                             8,722,777    8,364,990    8,451,733
Premises and equipment                                                          160,718      167,477      168,950
Other real estate owned, net of allowance                                        68,382       72,275      103,814
Accrued interest receivable                                                      77,782       71,728       77,587
Due from customers on acceptances                                                21,373       20,126       22,298
Other assets                                                                    262,513      225,551      243,129
                                                                            ------------ ------------ ------------
Total Assets                                                               $ 14,460,611 $ 13,410,549 $ 13,537,672
                                                                            ============ ============ ============
Liabilities and Shareholders' Equity
Deposits:
    Non-interest bearing demand deposits                                   $  2,977,653 $  2,802,496 $  2,538,811
    Interest bearing deposits:
        Savings and time deposits                                             8,284,226    8,427,272    8,657,203
        Commercial certificates of deposit of $100,000 and over                 298,409      226,586      269,403
                                                                            ------------ ------------ ------------
            Total deposits                                                   11,560,288   11,456,354   11,465,417
Commercial paper                                                                 39,889       33,359       55,011
Other borrowed funds                                                          1,414,904      549,449      688,094
Long-term debt                                                                  206,342      208,459      195,151
Accrued interest payable                                                         25,693       22,786       36,634
Bank acceptances outstanding                                                     21,373       20,126       22,298
Accrued expenses and other liabilities                                          177,950      143,942      122,048
                                                                            ------------ ------------ ------------
            Total liabilities                                                13,446,439   12,434,475   12,584,653
Shareholders' equity :
    Preferred stock: Authorized 4,000,000 shares without par value:
        Series B: Authorized 1,200,000 shares; issued and outstanding 600,166
           in 1994 and 1993, adjustable-rate cumulative, $50 stated value        30,008       30,008       30,008
    Common stock par value $1.20:
        Authorized 130,000,000 shares; issued and outstanding
           52,054,860 at June 30, 1994,  51,631,856 at
           December 31, 1993 and 51,231,487 at June 30, 1993                     62,466       61,958       61,478
    Surplus                                                                     390,863      384,229      376,958
    Retained earnings                                                           536,171      499,879      484,575
    Net unrealized loss on investment securities available for sale              (5,336)           -            -
                                                                            ------------ ------------ ------------
        Total shareholders' equity                                            1,014,172      976,074      953,019
                                                                            ------------ ------------ ------------
Total Liabilities and Shareholders' Equity                                 $ 14,460,611 $ 13,410,549 $ 13,537,672
                                                                            ============ ============ ============

Note:  Certain 1993 loan balances have been restated for comparative purposes.